Exhibit 99.1
FOR IMMEDIATE RELEASE
MRV REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS
Optical Components Posts 43% Sequential Revenue Growth
Total Revenue Increases 25% Year-over-Year
CHATSWORTH, CA – April 26, 2006 – MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), a leading provider of products and services for out-of-band networking, WDM and optical transport, optical Ethernet and optical components, today reported its results for the first quarter ended March 31, 2006. The Company’s GAAP results reflect the adoption of SFAS 123(R) regarding the expensing of non-cash share-based compensation.
Revenues for the first quarter of 2006 were $77.3 million, an increase of 25% over revenues of $62.0 million for the first quarter of 2005. GAAP net loss for the first quarter of 2006 was $3.7 million, or $0.03 per share, a reduction of 43% when compared to a GAAP net loss of $6.4 million, or $0.06 per share, for the first quarter of 2005. Non-GAAP net loss for the first quarter of 2006, which excludes non-cash share-based compensation net of tax, was $2.9 million, or $0.03 per share, as compared with non-GAAP net loss of $6.4 million, or $0.06 per share, for the first quarter of 2005.
“Our strong first quarter results were driven by continued strength from our optical component group which grew 43% sequentially, higher than our previous expectations,” commented Noam Lotan, President & CEO of MRV. “Growth was primarily driven by FTTP deployment by Verizon and other providers and gross margins in our optical component business showed continued improvement to 21%, significantly ahead of last year’s levels. In addition, our networking business had a solid quarter despite normal seasonality, posting a notable sequential margin improvement and showing good momentum going into the next quarter. We also continued to make investments in our networking group sales force which we believe will be instrumental in achieving our goal of reaching sustainable profitability by the end of 2006.”
Kevin Rubin, Chief Financial Officer of MRV, commented, “During the quarter, we added to our cash position with net proceeds of $70 million from the equity private placement offering we completed last month which significantly strengthens our balance sheet and will be used in part to support the expected continued growth in our business.”
Operational Highlights
•	The Company’s optical component business unit, LuminentOIC, posted 43% sequential revenue growth and continued to improve gross margin to 21%. Demand was primarily driven by sales of
Exhibit 99.1 -1

its ONT Triplexer Transceiver being used in Verizon’s FTTP deployment. Sales also benefited by demand for other fiber-optic components such as the DWDM transceiver product line being used by major OEMs. LuminentOIC had four customers ordering over $1 million of optical component products during the period.

•	The Company’s core networking business (internally developed) benefited from a strong quarter from sales of advanced networking products used by the US Government, with sales to this segment increasing 26% sequentially.

•	The Company’s systems integration business in Europe enjoyed another strong quarter with a 25% year-over-year increase in revenue. Margins also improved as the networking business posted gross margins of 37.5% overall, a 670 basis point improvement from the preceding quarter.
Product Highlights
•	In March, LuminentOIC announced it had surpassed the half million milestone for shipments of its ONT Triplexer Transceiver. The Company also announced the industry’s first end-to-end G-PON Solution, as well as the industry’s first 200-km reach DWDM SFP transceivers.

•	In February, the Company demonstrated its Virtual Private LAN Services (VPLS) and MPLS Ethernet aggregation and Ethernet demarcation interoperability on both its OptiSwitch Master 207 (OSM207) and OptiSwitch 9000 (OS9000) series as part of the MPLS & Frame Relay Alliance Interoperability Demonstration at MPLS World Congress, Paris 2006.

•	In January, the Company announced the availability of the 4800 Power Control Series. These new -48 VDC additions to MRV’s out-of-band networking product family offer carriers and utilities an intelligent power distribution and remote power control solution to maximize operational uptime.
Second Quarter 2006 Outlook
MRV currently estimates that revenues for the second quarter of 2006 will be in the range of $82 million to $87 million. Net loss per share is currently forecasted to be in the range of $0.01 to $0.02 per share on a non-GAAP basis, which excludes the effect of SFAS 123(R) share-based compensation expense. On a GAAP basis, net loss per share is currently forecasted to be in the range of $0.02 to $0.03 per share.
Other Information
MRV will host a conference call to discuss its first quarter of 2006 financial results on Wednesday, April 26, 2006 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). For parties in the United States and Canada, call 800-257-6607 to access the conference call. International parties can access the call at 303-262-2125. A financial presentation designed to guide participants through the call will also be available. MRV will offer its live audio broadcast of the conference call, along with the financial presentation, on the MRV Investor website at http://ir.mrv.com. For replay information, please visit the MRV Investor website at http://ir.mrv.com.

Exhibit 99.1 -2

Non-GAAP Financial Measures
MRV provides all financial information required in accordance with accounting principles generally accepted in the United States (“GAAP”). In the first quarter of 2006, MRV adopted Financial Accounting Standards Board Statement No. 123(R), which requires companies to recognize the compensation cost associated with share-based payments in their financial statements. As a result, the financial statements for the first quarter of 2006 include the new share-based compensation expense of $739,000; however, comparable prior year periods are not required to be restated. Therefore, to supplement MRV’s financial statements presented in accordance with GAAP, MRV has provided non-GAAP financial information, which is adjusted to exclude all share-based compensation expense. This non-GAAP reporting provides for comparable financial information and can enhance the understanding of the Company’s ongoing performance as a business. Therefore, MRV plans to use both GAAP and non-GAAP reporting internally to evaluate and manage its business.
About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services, and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV’s optical components business provides optical communications components for metropolitan, access and Fiber-to-the-Premises applications, through its wholly owned subsidiary LuminentOIC, Inc. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. Publicly traded since 1992, MRV is listed on the NASDAQ National Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit our websites at www.mrv.com and www.luminentoic.com.
Forward-Looking Statements
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. For example, our statements regarding our expected revenues and net loss for the second quarter of 2006 that ends on June 30, 2006 are forward-looking statements. Actual results could differ materially because of the following factors, among others, which may cause revenues and income (loss) to fall short of anticipated levels: vigorous competition relating to our entry into new markets or from our existing markets, market acceptance of new products, continued acceptance of existing products and continued success in selling the products of other companies, product price discounts, the timing and amount of significant orders from customers, delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below MRV’s prices; the continued ability to protect MRV’s intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations; implementation of operating cost structures that align with revenue growth; the financial condition of MRV’s customers and vendors; adverse results in litigation; the impact of legislative actions, higher insurance costs and potential new accounting pronouncements; the effects of terrorist activity and armed conflict such as disruptions in general economic activity and changes in MRV’s operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome, on general economic activity; and continued softness in corporate information technology spending or other changes in general economic conditions that affect demand for MRV’s products.

Exhibit 99.1 -3

For further information regarding risks and uncertainties associated with MRV’s business, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s investor relations website at http://ir.mrv.com.
All information in this release is as of April 26, 2006. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Chris Danne, Rakesh Mehta
Investor Relations	(415) 217-7722
(818) 886-MRVC (6782)	chris@blueshirtgroup.com
ir@mrv.com	rakesh@blueshirtgroup.com

Exhibit 99.1 -4

MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2006	2005
	(Unaudited)
Revenue	$77,262	$62,007
Cost of goods sold	51,477	40,963

Gross profit	25,785	21,044
Gross margin	33%	34%

Operating costs and expenses:
Product development and engineering	6,980	6,531
Selling, general and administrative	20,714	18,280

Total operating costs and expenses	27,694	24,811

Operating loss	(1,909)	(3,767)

Interest expense	(1,056)	(786)
Other income, net	616	485

Loss before taxes	(2,349)	(4,068)
Provision for taxes	1,332	2,369

Net loss (1)	$(3,681)	$(6,437)

Loss per share:
Basic and diluted	$(0.03)	$(0.06)
Weighted average number of shares:
Basic and diluted	107,714	104,144

(1)	Net loss for the first quarter of 2006 included share-based compensation expense related to employee stock options of $739,000 under SFAS 123(R). There was no share-based compensation expense related to employee stock options under SFAS 123 in 2005 because the Company did not adopt the recognition provisions of SFAS 123.

Exhibit 99.1 -5

MRV Communications, Inc.
Non-GAAP Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2006	2005
	(Unaudited)
Revenue	$77,262	$62,007
Cost of goods sold	51,405	40,963

Gross profit	25,857	21,044
Gross margin	34%	34%

Operating costs and expenses:
Product development and engineering	6,775	6,531
Selling, general and administrative	20,252	18,280

Total operating costs and expenses	27,027	24,811

Operating loss	(1,170)	(3,767)

Interest expense	(1,056)	(786)
Other income, net	616	485

Loss before taxes	(1,610)	(4,068)
Provision for taxes	1,332	2,369

Net loss	$(2,942)	$(6,437)

Loss per share:
Basic and diluted	$(0.03)	$(0.06)
Weighted average number of shares:
Basic and diluted	107,714	104,144

Exhibit 99.1 -6

MRV Communications, Inc.
Reconciliation of GAAP to Non-GAAP Net Loss
(In thousands, except per share data)

	Three Months Ended
	March 31,	March 31,
	2006	2005
	(Unaudited)
GAAP net loss	$(3,681)	$(6,437)
Share-based compensation expense (SFAS 123(R) expense) included in Cost of goods sold	72	—
Share-based compensation expense (SFAS 123(R) expense) included in Product development and engineering	205	—
Share-based compensation expense (SFAS 123(R) expense) included in Selling, general and administrative	462	—

Non-GAAP net loss	$(2,942)	$(6,437)

Loss per share:
GAAP loss per share — basic and diluted	$(0.03)	$(0.06)
Non-GAAP loss per share — basic and diluted	$(0.03)	$(0.06)
Weighted average number of shares:
Basic and diluted	107,714	104,144

Exhibit 99.1 -7

MRV Communications, Inc.
Balance Sheets
(In thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$130,780	$67,984
Time deposits	1,060	1,475
Accounts receivable, net	89,306	92,466
Inventories	54,974	42,216
Deferred income taxes	873	873
Other current assets	6,442	7,828

Total current assets	283,435	212,842
Property and equipment, net	14,250	14,065
Goodwill	29,965	29,965
Deferred income taxes	136	136
Other assets	4,361	4,478

	$332,147	$261,486

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$28,393	$30,378
Accounts payable	48,449	45,372
Accrued liabilities	29,072	29,272
Deferred revenue	6,264	6,076
Other current liabilities	2,555	2,230

Total current liabilities	114,733	113,328
Convertible notes	23,000	23,000
Other long-term liabilities	6,898	6,694
Minority interest	5,171	5,151
Commitments and contingencies
Stockholders’ equity	182,345	113,313

	$332,147	$261,486

Exhibit 99.1 -8